Teledyne Technologies Incorporated
Conflict Minerals Report
Calendar Year Ending December 31, 2022
May 30, 2023

Introduction
This Conflict Minerals Report (this "Report") for the year ended December 31, 2022, is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (the “SEC”) to implement reporting and disclosure requirements related to conflict minerals as provided for by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. The Rule imposes certain reporting obligations on SEC registrants that manufacture products containing conflict minerals which are necessary to the functionality or production of their products. The term “conflict minerals” is defined as columbite-tantalite (tantalum), casserite (tin), gold or wolframite (tungsten) or any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo (“DRC”) or any adjoining country the DRC, including the Central African Republic, South Sudan, Rwanda, Uganda, Zambia, Burundi, Tanzania and Angola (collectively, the “Covered Countries”). For the purposes of this Report, tin, tungsten, tantalum and gold will collectively be referred to as the 3TGs:
This Report (1) describes the reasonable country of origin inquiry ("RCOI") and subsequent due diligence efforts undertaken by Teledyne Technologies Incorporated (herein referred to as the “Company” “we”, “us”, or “our”) to determine whether in the 2022 calendar year the conflict minerals necessary to the functionality or production of a product manufactured by the Company or contracted by the Company to be manufactured originated in the Covered Countries, and (2) provides additional disclosure required by the Rule. This Report includes details with respect to the good-faith reasonable country of origin inquiry undertaken by the Company.
Company Overview.
    Teledyne Technologies Incorporated provides enabling technologies for industrial growth markets that require advanced technology and high reliability. These markets include factory automation and condition monitoring, aerospace and defense, air and water quality environmental monitoring, electronics design and development, medical imaging and pharmaceutical research, oceanographic research, and deepwater energy exploration and production. Following the 2021 acquisition of FLIR Systems, Inc. (“FLIR”), we further evolved into a global sensing and decision-support technology company: providing specialty sensors, cameras, instrumentation, algorithms and software across the electromagnetic spectrum, as well as unmanned systems, in the subsea, land and air domains. We differentiate ourselves from many of our direct competitors by having a customer and Company-sponsored applied research center that augments our product development expertise. We believe that technological capabilities and innovation and the ability to invest in the development of new and enhanced products are critical to obtaining and maintaining leadership in our markets and the industries in which we compete.
Conflict Minerals Policy
As part of the Company’s due diligence efforts, the Company has adopted a statement on Conflict Minerals which is available at: https://www.teledyne.com/who-we-are/ethics
Reasonable Country of Origin Inquiry (RCOI)
After the RCOI, the Company had reason to believe that its necessary conflict minerals may have originated in the Covered Countries and had reason to believe that they may not be from recycled or scrap sources.
Due to the wide variety and high mix of products manufactured and sold by the Company, the Company conducted its due diligence with its direct suppliers. In determining which suppliers to survey in 2022, the Company focused on suppliers of materials, parts and components that are most likely to include conflict minerals. The Company initially identified 4,127 suppliers that were in-scope based principally on the category of spend in the Company’s supplier database and, for FLIR, based on the supplier status as a Tier 1 supplier at FLIR (each such supplier an “In-Scope Supplier”).

The Company, with the assistance of its third-party service provider, Assent Compliance (“Assent”), attempted to contact all of the In-Scope Suppliers and provide each with a copy of the Company’s Statement on Conflict Minerals, a Conflict Minerals Reporting Template version 6.1 or higher (“CMRT”) and instructions on how to complete the CMRT. The CMRT is a standardized reporting template developed by the Responsible Minerals Initiative (“RMI”) that facilitates the transfer of information through the supply chain regarding mineral country of origin and smelters or refiners (“SORs”) being utilized. In-Scope Suppliers were instructed to return a completed CMRT to the Company within a certain time period after receipt.

Assent contacted suppliers by email a minimum of three times and then non-responsive suppliers directly a minimum of two times. Additional communications include training and education on the completion of the CMRT form as well as access to Assent's supplier support center, a learning management system developed by Assent, designed to alleviate any remaining confusion with suppliers. All communications and courses completed by suppliers were monitored and tracked in Assent's system for future reporting and transparency.

Teledyne’s Conflict Minerals program through Assent includes automated data validation on all submitted CMRTs. The goal of data validation is to increase the accuracy of submissions and identify any contradictory answers in the CMRT. All submitted CMRT forms are accepted and classified as valid or invalid so that data is still retained. Suppliers are contacted in regards to invalid forms and are encouraged to resubmit a valid form.

Based on the responses provided by suppliers to the Company’s RCOI, the Company is unable to determine that 3TGs necessary to the functionality or production of the Company’s products did not originate in the DRC or any of the Covered Countries. Accordingly, the Company undertook the measures described below to assess the due diligence practices of the SORs listed on its unique smelter list that were known or reasonably believed to have sourced from the DRC or that had unknown sourcing.

Due Diligence
Design of Due Diligence Measures
In accordance with the Rule, the Company conducted due diligence on the source and chain of custody of those conflict minerals. The due diligence approach followed by the Company is intended to meet the criteria set forth in the Organization for Economic Co-operation and Development (“OECD”) Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, an internationally recognized due diligence framework, and the related Supplements for gold, tin, tantalum and tungsten (the “OECD Guidance”).

Due Diligence Process
The Company established a Conflict Minerals compliance program that is designed to conform, in all material respects, to the framework in the OECD Guidance.
1.    Establish Strong Company Management Systems
1.1    Internal Team
The Company has established a management system with respect to the Rule and the obligations thereof. The Company’s management system includes a cross-functional team, the Conflict Minerals Team, which is sponsored by a Conflict Minerals Governance Committee consisting of the Company’s Senior Vice President, General Counsel, Chief Compliance Officer and Secretary, the Company’s Senior Vice President and Chief Financial Officer and the Company's Vice President and Chief Procurement Officer. The Conflict Minerals Team is responsible for implementing the Company’s conflict minerals compliance program and is led by the Associate Vice President and Associate General Counsel who acts as the conflict minerals coordinator. The Conflict Minerals Governance Committee is briefed about the results of the Conflict Minerals Team’s progress and due diligence efforts on a periodic basis.
As stated throughout this Report, we also partner with Assent, a SaaS company whose software allows us to collect and store CMRTs and supplier data, communicate with our supply chain and provide training and education.
1.2    Establish a system of controls and transparency over the mineral supply chain
The CMRTs we collected from our suppliers allowed us to obtain information that was relevant to our due diligence efforts, including the names of smelters or refiners in our suppliers’ supply chains. While a portion of the Company’s direct suppliers are also subject to the reporting obligations under the

Exchange Act and knowledgeable about the Rule, the Company also has many other suppliers and distributors that do not have the same reporting obligations and as such require additional training to understand the requirements of the Rule.
In 2013, the Company adopted an internal Conflict Minerals Assessment Plan (the “Assessment Plan”) incorporating many of the standards set forth in the then current version of the OECD Guidance. Internal controls include the Company’s on-going initiative of integrating conflict minerals related requirements in its supply agreements that require disclosure of 3TGs.
1.4     Maintain Records
The Company developed a record retention requirement for information relating to the management of its conflict minerals compliance process. All relevant records will be retained for a period of 5 years. In addition, Assent retains all information gathered during the supply survey portion of the Company’s conflict minerals program for the same 5 year period.
1.5    Strengthen company engagement with suppliers
With respect to the OECD requirement to strengthen engagement with suppliers, the Company has utilized the CMRT version 6.22 and the Assent Compliance Manager web-based reporting tool for collecting conflict minerals declarations from the Company’s supplier base. The use of these tools has allowed the Company to assist its suppliers in understanding the Company’s expectations and requirements and increase the rate of responses the Company has received from its suppliers to the Company’s survey requests.
Additionally, the Company’s procurement organization continues to integrate provisions related to conflict minerals disclosure requirements language into new supply agreements or renewals of existing supply agreements during the course of negotiations. Accordingly, the Company is continuing its attempts to confirm suppliers have implemented processes to identify the origin of 3TGs.
1.6    Establish a company level grievance mechanism
The Company has established a confidential Corporate Ethics/Help Line, with the theme, "Take The Right Action." The Ethics/Help line is available to all Company employees, as well as concerned individuals outside the company. Violations of Company policies, including those related to conflict minerals, may be reported via this Ethics/Help Line. The toll free help line number is 1-877-666-6968.
2.    Identify and assess risk in the supply chain
In order to assess the risk that any of these smelters posed to our supply chain, Assent determined if the smelter had been audited against a standard in conformance with the OECD Guidance, such as the Responsible Minerals Assurance Process (RMAP). We do not typically have a direct relationship with 3TG smelters and refiners and do not perform or direct audits of these entities within our supply chain. Smelters that have completed an RMAP audit are considered to be DRC-Conflict Free. In cases where the smelter’s due diligence practices have not been audited against the RMAP standard, a potential supply chain risk exists.

Each facility that meets the RMI definition of a smelter or refiner of a 3TG mineral is assigned assessed according to red-flag indicators defined in the OECD Guidance. Assent uses 5 factors to determine the level of risk that each smelter poses to the supply chain by identifying red-flags:

•Geographic proximity to the DRC and covered countries;
•Known mineral source country of origin;
•Responsible Minerals Assurance Process (RMAP) audit status;
•Credible evidence of unethical or conflict sourcing
Peer Assessments conducted by credible third-party sources.
Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:
•    Have you established a conflict minerals sourcing policy?
•    Have you implemented due diligence measures for conflict-free sourcing?
•    Do you review due diligence information received from your suppliers against your company’s expectations?
•    Does your review process include corrective action management?
Based on a supplier’s answers to these criteria, the supplier’s program is deemed to be either strong or weak.
As part of the Company’s Assessment Plan and to ensure suppliers understand the Company’s expectations, Assent provides video and written training on conflict minerals and the CMRT. This includes instructions on completing the form, and one-on-one email and phone discussions with supplier personnel.
Tracing materials back to their mine of origin is a complex aspect of responsible sourcing in the Company’s supply chain. The Company determined that seeking information about 3TG smelters and refiners in its supply chain represents the most reasonable effort the Company can make to determine the mines or locations of origin of the 3TGs in its supply chain. This was done by adopting methodology outlined by the Responsible Business Alliance and programs and outreach initiatives and requiring the Company’s suppliers to report to the Company using the CMRT. Through this industry joint effort, the Company made reasonable determination of the mines or locations of origin of the 3TGs in its supply chain.
3.    Design and implement a strategy to respond to identified risks
The Company has developed and continues to use a risk management approach to implement due diligence activities concerning 3TGs and the potential presence of conflict minerals.

The Company’s current strategy to respond to supply chain risks, as described in the Company’s Assessment Plan, is that if the Company becomes aware of a supplier whose supply chain includes 3TGs that are not conflict free, the Company will take appropriate steps to address the situation in a timely manner, including supplier education and/or reassessment of the supplier relationship. To date, the Company has found no instances where it was necessary to terminate a contract or find a replacement material or supplier.
If suppliers did not provide information as requested, or the data did not appear to be reliable or was conflicting, the Conflict Minerals Team together with Assent developed a plan to send additional communications, offer additional education, or, if necessary, have the Company’s procurement organization engage with the supplier.
When red-flag smelters or refiners were reported based on the logic discussed in the previous section, risk mitigation activities are initiated. CMRT submissions that include any red-flag smelters or refiners immediately produced a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product specific CMRT to better identify the connection to products that they supply to Teledyne and directives to remove these red-flag smelters from their supply chain. Through our smelter and refinery assessments, we also monitor red flags related to risks outside of just sourcing conflict minerals from the Covered Countries.
4.    Carry out independent third-party audit of the supply chain due diligence at identified points in the supply chain
As a downstream purchaser of conflict minerals, the Company’s due diligence process is based on the necessity of relying on data obtained from its direct suppliers. The Company also relies on information collected and provided by other external audit programs. As such, the Company has not conducted third-party audits of any smelters or refiners.
5.    Report on Supply Chain Due Diligence
This Conflict Minerals Report is on file with the SEC and is publicly available on the Company’s website https://www.teledyne.com/who-we-are/ethics
Results of Due Diligence
The Company, through Assent’s software platform, surveyed a total of 4,127 suppliers. Of the responses, none were determined to be out of scope, 63 were deemed invalid and marked for follow-up, and 2,129 were accepted as complete. This is an overall response rate of 51.59%.

Smelters or Refiners
    The large majority of the responses received from the supplier survey provided data at a company or divisional level or were unable to specify the smelters or refiners used for components supplied to the Company. The Company was therefore unable to determine whether the 3TGs reported by the suppliers were contained in components or parts supplied to the Company. Furthermore, suppliers did not always provide smelter lists nor were the smelter lists consistently completed with smelter identification numbers, and therefore the Company was unable to validate that any of these smelters or refiners are actually in its supply chain.

The current efforts focus on gathering smelter information via the CMRT and, as the program progresses, requiring full completion of all necessary smelter identification information which will enable the validation and disclosure of the smelters as well as the tracing of 3TGs to their location of origin. Seeking information about 3TG smelters and refiners in the Company’s supply chain represents the most reasonable effort the Company can make to determine the mines or locations of origin of 3TGs in its supply chain.

Certain of the responses provided by suppliers to the CMRT did include the names of facilities listed by the suppliers as smelters or refiners. The Company does not typically have a direct relationship with 3TG smelters and refiners and does not perform or direct audits of these entities within its supply chain. Assent compared facilities listed in the supplier responses to the list of smelters maintained by the RMI and, if a supplier indicated that the facility was certified as conflict-free, confirmed that the name was listed by RMI. Based on the smelter lists provided by suppliers via the CMRTs, the Company is aware that 223 smelters are certified conflict-free, and a number of other smelters are active in the RMAP third-party audit process.

As of May 19, 2023, the Company has validated 348 legitimate smelters or refiners and is working to validate the additional smelter and refiner entries from the submitted CMRTs. The table set forth on Annex 1 to this Report lists the valid smelters identified by suppliers the Company surveyed. The table set forth on Annex 2 lists the countries from which the minerals processed by the SORs in Annex 1 are believed to have originated based on information provided by suppliers and the RMI. As noted above, since the Company’s suppliers generally provided facility information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to facility information for 3TGs in products they supply to the Company specifically, 3TGs contained in the Company’s products did not necessarily originate in the facilities listed in Annex 1 or the countries listed in Annex 2.

Many suppliers are still unable to provide the smelters or refiners used for materials supplied to the Company. Furthermore, many of the responses provided at the company or division level indicated an “unknown” status in terms of determining the origin of 3TGs.

Risk Mitigation Steps
    The Company’s conflict minerals program for the 2023 calendar year will continue to focus on vetting smelter data, which may include the following actions:

•Working with suppliers to move to the latest version of the CMRT where new smelter identification numbers have been assigned;
•Requiring the use of smelter identification numbers;
•Requesting that suppliers connect any identified smelters with the products and parts the suppliers supply to the Company; and

•Comparing smelters reported by suppliers on the CMRT to the Responsible Minerals Initiative’s list of smelters.

The Company intends to take additional steps to improve its due diligence process and to further mitigate any risk that the 3TGs in its products could benefit armed groups in the Covered Countries, which may include the following:
•Include a conflict minerals flow-down clause in new or renewed supplier contracts;
•Engage with suppliers and direct them to training resources to increase the response rate and improve the content of the supplier survey responses; and
•Engage any suppliers found to be providing the Company with conflict minerals from sources that support conflict in the Covered Countries to establish an alternative source of conflict minerals that does not support such conflict.

    The Company reserves the right to modify or eliminate these Risk Mitigation Steps, including, without limitation, in response to any changes or proposed changes to the Rule by the SEC.

Annex 1
The following is a list of verified smelters that the suppliers surveyed by the Company reported as being in their supply chains. The table also list a smelter’s audit status under RMI’s Responsible Minerals Assurance Process (RMAP), a third-party audit certifying conflict-free sourcing. As noted in the Report, since the Company’s suppliers generally provided facility information via the CMRT at the company or divisional level, and generally did not limit their CMRT responses to facility information for 3TGs in products they supply to the Company specifically, 3TGs contained in the Company’s products did not necessarily originate in the facilities listed in Annex 1 or the countries listed in Annex 2.

Metal	Smelter Name	Smelter Facility Location	Smelter ID	RMAP Audit Status
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	China	CID000228	Conformant
Tin	Alpha	United States Of America	CID000292	Conformant
Tin	Dowa	Japan	CID000402	Conformant
Tin	EM Vinto	Bolivia (Plurinational State Of)	CID000438	Conformant
Tin	Fenix Metals	Poland	CID000468	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	China	CID000555	Non Conformant
Tin	China Tin Group Co., Ltd.	China	CID001070	Conformant
Tin	Malaysia Smelting Corporation (MSC)	Malaysia	CID001105	Conformant
Tin	Metallic Resources, Inc.	United States Of America	CID001142	Conformant
Gold	Metalor USA Refining Corporation	United States Of America	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	Mexico	CID001161	Conformant
Tin	Mineracao Taboca S.A.	Brazil	CID001173	Conformant
Tin	Minsur	Peru	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	Japan	CID001191	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	China	CID001231	Conformant
Tin	Operaciones Metalurgicas S.A.	Bolivia (Plurinational State Of)	CID001337	Conformant

Tin	PT Artha Cipta Langgeng	Indonesia	CID001399	Conformant
Tin	PT Babel Inti Perkasa	Indonesia	CID001402	Conformant
Tin	PT Babel Surya Alam Lestari	Indonesia	CID001406	Conformant
Tin	PT Bukit Timah	Indonesia	CID001428	Conformant
Tin	PT Mitra Stania Prima	Indonesia	CID001453	Conformant
Tin	PT Prima Timah Utama	Indonesia	CID001458	Conformant
Tin	PT Refined Bangka Tin	Indonesia	CID001460	Conformant
Tin	PT Sariwiguna Binasentosa	Indonesia	CID001463	Conformant
Tin	PT Stanindo Inti Perkasa	Indonesia	CID001468	Conformant
Tin	PT Timah Tbk Kundur	Indonesia	CID001477	Conformant
Tin	PT Timah Tbk Mentok	Indonesia	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	Indonesia	CID001490	Non Conformant
Tin	Rui Da Hung	Taiwan, Province Of China	CID001539	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	CID001875	Conformant
Tin	Thaisarco	Thailand	CID001898	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	Belgium	CID001980	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	Australia	CID002030	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	Brazil	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	China	CID002158	Conformant
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	China	CID002180	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	CID002494	Conformant
Tin	PT ATD Makmur Mandiri Jaya	Indonesia	CID002503	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	Philippines	CID002517	Conformant
Tungsten	H.C. Starck Tungsten GmbH	Germany	CID002541	Conformant
Tungsten	Masan High-Tech Materials	Viet Nam	CID002543	Conformant
Tin	PT Cipta Persada Mulia	Indonesia	CID002696	Conformant
Tin	Aurubis Beerse	Belgium	CID002773	Conformant
Gold	WIELAND Edelmetalle GmbH	Germany	CID002778	Conformant

Tin	PT Menara Cipta Mulia	Indonesia	CID002835	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	China	CID003116	Conformant
Tin	PT Bangka Serumpun	Indonesia	CID003205	Conformant
Tin	Tin Technology & Refining	United States Of America	CID003325	Conformant
Tin	PT Rajawali Rimba Perkasa	Indonesia	CID003381	Conformant
Tin	Luna Smelter, Ltd.	Rwanda	CID003387	Conformant
Gold	Asahi Pretec Corp.	Japan	CID000082	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China	CID000258	Conformant
Gold	Dowa	Japan	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	Japan	CID000425	Conformant
Tantalum	F&X Electro-Materials Ltd.	China	CID000460	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	China	CID000538	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	China	CID000707	Conformant
Tungsten	Hunan Jintai New Material Co., Ltd.	China	CID000769	Non Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	Japan	CID000807	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	CID000875	Conformant
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	CID000937	Conformant
Gold	Kojima Chemicals Co., Ltd.	Japan	CID000981	Conformant
Gold	Matsuda Sangyo Co., Ltd.	Japan	CID001119	Conformant
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001193	Conformant
Gold	Nihon Material Co., Ltd.	Japan	CID001259	Conformant
Gold	Solar Applied Materials Technology Corp.	Taiwan, Province Of China	CID001761	Conformant
Gold	Sumitomo Metal Mining Co., Ltd.	Japan	CID001798	Conformant
Gold	Tokuriki Honten Co., Ltd.	Japan	CID001938	Conformant

Tungsten	Xiamen Tungsten Co., Ltd.	China	CID002082	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China	CID002317	Conformant
Gold	Caridad	Mexico	CID000180	Outreach Required
Gold	MKS PAMP SA	Switzerland	CID001352	Conformant
Tungsten	A.L.M.T. Corp.	Japan	CID000004	Conformant
Tungsten	Kennametal Huntsville	United States Of America	CID000105	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China	CID000218	Conformant
Tungsten	Global Tungsten & Powders LLC	United States Of America	CID000568	Conformant
Tungsten	Wolfram Bergbau und Hutten AG	Austria	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	CID002320	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China	CID002321	Conformant
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	China	CID002513	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002542	Conformant
Tungsten	Niagara Refining LLC	United States Of America	CID002589	Conformant
Tungsten	Hydrometallurg, JSC	Russian Federation	CID002649	RMI Due Diligence Review - Unable to Proceed
Gold	Agosi AG	Germany	CID000035	Conformant
Gold	Argor-Heraeus S.A.	Switzerland	CID000077	Conformant
Gold	C. Hafner GmbH + Co. KG	Germany	CID000176	Conformant
Gold	Heimerle + Meule GmbH	Germany	CID000694	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	China	CID000942	Non Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	China	CID001149	Conformant

Gold	Metalor Technologies (Singapore) Pte., Ltd.	Singapore	CID001152	Conformant
Gold	Metalor Technologies S.A.	Switzerland	CID001153	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	CID001314	Conformant
Gold	Royal Canadian Mint	Canada	CID001534	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	China	CID001622	Conformant
Gold	United Precious Metal Refining, Inc.	United States Of America	CID001993	Conformant
Gold	Valcambi S.A.	Switzerland	CID002003	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	CID002224	Conformant
Tin	Aurubis Berango	Spain	CID002774	Conformant
Gold	Aida Chemical Industries Co., Ltd.	Japan	CID000019	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	Brazil	CID000058	Conformant
Gold	Asaka Riken Co., Ltd.	Japan	CID000090	Conformant
Gold	Aurubis AG	Germany	CID000113	Conformant
Gold	Boliden AB	Sweden	CID000157	Conformant
Gold	Chimet S.p.A.	Italy	CID000233	Conformant
Gold	Heraeus Germany GmbH Co. KG	Germany	CID000711	Conformant
Gold	Istanbul Gold Refinery	Turkey	CID000814	Conformant
Gold	Asahi Refining USA Inc.	United States Of America	CID000920	Conformant
Gold	Asahi Refining Canada Ltd.	Canada	CID000924	Conformant
Gold	Kennecott Utah Copper LLC	United States Of America	CID000969	Conformant
Gold	LS-NIKKO Copper Inc.	Korea, Republic Of	CID001078	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	China	CID001147	Conformant
Gold	Mitsubishi Materials Corporation	Japan	CID001188	Conformant
Gold	Shandong Gold Smelting Co., Ltd.	China	CID001916	Conformant

Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	Austria	CID002779	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	China	CID003190	Conformant
Gold	Advanced Chemical Company	United States Of America	CID000015	Conformant
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	CID000041	Conformant
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	CID000103	Outreach Required
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	CID000128	Conformant
Gold	CCR Refinery - Glencore Canada Corporation	Canada	CID000185	Conformant
Gold	Cendres + Metaux S.A.	Switzerland	CID000189	Non Conformant
Gold	Yunnan Copper Industry Co., Ltd.	China	CID000197	Outreach Required
Gold	Chugai Mining	Japan	CID000264	Conformant
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	China	CID000281	Outreach Required
Tin	PT Aries Kencana Sejahtera	Indonesia	CID000309	Conformant
Gold	Daye Non-Ferrous Metals Mining Ltd.	China	CID000343	In Communication
Gold	DSC (Do Sung Corporation)	Korea, Republic Of	CID000359	Conformant
Tin	Estanho de Rondonia S.A.	Brazil	CID000448	Conformant
Gold	JSC Novosibirsk Refinery	Russian Federation	CID000493	RMI Due Diligence Review - Unable to Proceed
Gold	Refinery of Seemine Gold Co., Ltd.	China	CID000522	Outreach Required
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	China	CID000616	Conformant
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	China	CID000651	Outreach Required
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China	CID000671	Outreach Required

Gold	LT Metal Ltd.	Korea, Republic Of	CID000689	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	China	CID000766	Conformant
Gold	Hunan Chenzhou Mining Co., Ltd.	China	CID000767	Outreach Required
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	China	CID000773	Outreach Required
Gold	HwaSeong CJ CO., LTD.	Korea, Republic Of	CID000778	Communication Suspended - Not Interested
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	China	CID000801	Conformant
Gold	Japan Mint	Japan	CID000823	Conformant
Tungsten	Japan New Metals Co., Ltd.	Japan	CID000825	Conformant
Gold	Jiangxi Copper Co., Ltd.	China	CID000855	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	China	CID000917	Conformant
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation	CID000927	RMI Due Diligence Review - Unable to Proceed
Gold	JSC Uralelectromed	Russian Federation	CID000929	RMI Due Diligence Review - Unable to Proceed
Gold	Kazakhmys Smelting LLC	Kazakhstan	CID000956	In Communication
Gold	Kazzinc	Kazakhstan	CID000957	Conformant
Tungsten	Kennametal Fallon	United States Of America	CID000966	Conformant
Gold	Kyrgyzaltyn JSC	Kyrgyzstan	CID001029	Non Conformant
Gold	L'azurde Company For Jewelry	Saudi Arabia	CID001032	RMI Due Diligence Review - Unable to Proceed

Gold	Lingbao Gold Co., Ltd.	China	CID001056	Outreach Required
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	China	CID001058	Outreach Required
Tantalum	AMG Brasil	Brazil	CID001076	Conformant
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	China	CID001093	Outreach Required
Gold	Materion	United States Of America	CID001113	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	India	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	Brazil	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	Japan	CID001192	Conformant
Tantalum	NPM Silmet AS	Estonia	CID001200	Conformant
Gold	Moscow Special Alloys Processing Plant	Russian Federation	CID001204	RMI Due Diligence Review - Unable to Proceed
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	Turkey	CID001220	Conformant
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan	CID001236	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	CID001277	Conformant
Tin	Novosibirsk Tin Combine	Russian Federation	CID001305	RMI Due Diligence Review - Unable to Proceed
Gold	Ohura Precious Metal Industry Co., Ltd.	Japan	CID001325	Conformant
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	Russian Federation	CID001326	RMI Due Diligence Review - Unable to Proceed
Gold	Penglai Penggang Gold Industry Co., Ltd.	China	CID001362	Outreach Required
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation	CID001386	RMI Due Diligence Review - Unable to Proceed

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	CID001397	Conformant
Tin	PT Timah Nusantara	Indonesia	CID001486	Active
Gold	PX Precinox S.A.	Switzerland	CID001498	Conformant
Tantalum	QuantumClean	United States Of America	CID001508	Conformant
Gold	Rand Refinery (Pty) Ltd.	South Africa	CID001512	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	China	CID001522	Conformant
Gold	Sabin Metal Corp.	United States Of America	CID001546	Communication Suspended - Not Interested
Gold	Samduck Precious Metals	Korea, Republic Of	CID001555	Non Conformant
Gold	Samwon Metals Corp.	Korea, Republic Of	CID001562	Communication Suspended - Not Interested
Gold	SEMPSA Joyeria Plateria S.A.	Spain	CID001585	Conformant
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	China	CID001619	Outreach Required
Gold	Sichuan Tianze Precious Metals Co., Ltd.	China	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation	CID001756	RMI Due Diligence Review - Unable to Proceed
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation	CID001769	RMI Due Diligence Review - Unable to Proceed
Gold	Super Dragon Technology Co., Ltd.	Taiwan, Province Of China	CID001810	Outreach Required
Tantalum	Taki Chemical Co., Ltd.	Japan	CID001869	Conformant
Tantalum	Telex Metals	United States Of America	CID001891	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	China	CID001908	Non Conformant

Gold	Great Wall Precious Metals Co., Ltd. of CBPM	China	CID001909	Outreach Required
Gold	Tongling Nonferrous Metals Group Co., Ltd.	China	CID001947	Outreach Required
Gold	Torecom	Korea, Republic Of	CID001955	Conformant
Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	CID001969	Conformant
Tin	VQB Mineral and Trading Group JSC	Viet Nam	CID002015	Outreach Required
Gold	Yamakin Co., Ltd.	Japan	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	Japan	CID002129	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	China	CID002243	Conformant
Gold	Morris and Watson	New Zealand	CID002282	In Communication
Gold	SAFINA A.S.	Czechia	CID002290	Conformant
Gold	Guangdong Jinding Gold Limited	China	CID002312	Outreach Required
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	China	CID002313	Communication Suspended - Not Interested
Gold	Umicore Precious Metals Thailand	Thailand	CID002314	Non Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China	CID002315	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China	CID002316	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China	CID002318	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China	CID002319	Conformant
Tin	CV Venus Inti Perkasa	Indonesia	CID002455	Conformant
Gold	Geib Refining Corporation	United States Of America	CID002459	Conformant
Tin	Magnu's Minerais Metais e Ligas Ltda.	Brazil	CID002468	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China	CID002492	Conformant
Tin	Melt Metais e Ligas S.A.	Brazil	CID002500	Non Conformant

Tungsten	Asia Tungsten Products Vietnam Ltd.	Viet Nam	CID002502	Conformant
Tantalum	D Block Metals, LLC	United States Of America	CID002504	Conformant
Tantalum	FIR Metals & Resource Ltd.	China	CID002505	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	China	CID002506	Conformant
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	China	CID002508	Conformant
Gold	MMTC-PAMP India Pvt., Ltd.	India	CID002509	Conformant
Gold	KGHM Polska Miedz Spolka Akcyjna	Poland	CID002511	Conformant
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	China	CID002512	Conformant
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe	CID002515	RMI Due Diligence Review - Unable to Proceed
Gold	Singway Technology Co., Ltd.	Taiwan, Province Of China	CID002516	Non Conformant
Gold	Shandong Humon Smelting Co., Ltd.	China	CID002525	Outreach Required
Gold	Shenzhen Zhonghenglong Real Industry Co., Ltd.	China	CID002527	Outreach Required
Tantalum	KEMET de Mexico	Mexico	CID002539	Conformant
Tantalum	TANIOBIS Co., Ltd.	Thailand	CID002544	Conformant
Tantalum	TANIOBIS GmbH	Germany	CID002545	Conformant
Tantalum	Materion Newton Inc.	United States Of America	CID002548	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	Japan	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	Germany	CID002550	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China	CID002551	Conformant

Tantalum	Global Advanced Metals Boyertown	United States Of America	CID002557	Conformant
Tantalum	Global Advanced Metals Aizu	Japan	CID002558	Conformant
Gold	Al Etihad Gold Refinery DMCC	United Arab Emirates	CID002560	Conformant
Gold	Emirates Gold DMCC	United Arab Emirates	CID002561	Conformant
Gold	International Precious Metal Refiners	United Arab Emirates	CID002562	In Communication
Gold	Kaloti Precious Metals	United Arab Emirates	CID002563	RMI Due Diligence Review - Unable to Proceed
Gold	Sudan Gold Refinery	Sudan	CID002567	Outreach Required
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Viet Nam	CID002572	Non Conformant
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002573	Outreach Required
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	Viet Nam	CID002574	Outreach Required
Gold	T.C.A S.p.A	Italy	CID002580	Conformant
Gold	REMONDIS PMR B.V.	Netherlands	CID002582	Conformant
Gold	Fujairah Gold FZC	United Arab Emirates	CID002584	Outreach Required
Gold	Industrial Refining Company	Belgium	CID002587	Non Conformant
Gold	Shirpur Gold Refinery Ltd.	India	CID002588	Outreach Required
Gold	Korea Zinc Co., Ltd.	Korea, Republic Of	CID002605	Conformant
Gold	Marsam Metals	Brazil	CID002606	Non Conformant
Gold	TOO Tau-Ken-Altyn	Kazakhstan	CID002615	Conformant
Tungsten	China Molybdenum Tungsten Co., Ltd.	China	CID002641	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	China	CID002645	Conformant

Tin	An Vinh Joint Stock Mineral Processing Company	Viet Nam	CID002703	Outreach Required
Tin	Resind Industria e Comercio Ltda.	Brazil	CID002706	Conformant
Tantalum	Resind Industria e Comercio Ltda.	Brazil	CID002707	Conformant
Gold	Abington Reldan Metals, LLC	United States Of America	CID002708	Conformant
Tungsten	Unecha Refractory metals plant	Russian Federation	CID002724	Non Conformant
Tin	Super Ligas	Brazil	CID002756	Active
Gold	SAAMP	France	CID002761	Conformant
Gold	L'Orfebre S.A.	Andorra	CID002762	Conformant
Gold	8853 S.p.A.	Italy	CID002763	Non Conformant
Gold	Italpreziosi	Italy	CID002765	Conformant
Tin	PT Sukses Inti Makmur	Indonesia	CID002816	Conformant
Tungsten	Philippine Chuangxin Industrial Co., Inc.	Philippines	CID002827	Conformant
Tungsten	ACL Metais Eireli	Brazil	CID002833	Non Conformant
Tantalum	Jiangxi Tuohong New Raw Material	China	CID002842	Conformant
Tungsten	Moliren Ltd.	Russian Federation	CID002845	RMI Due Diligence Review - Unable to Proceed
Gold	AU Traders and Refiners	South Africa	CID002850	Non Conformant
Gold	GGC Gujrat Gold Centre Pvt. Ltd.	India	CID002852	Active
Gold	Sai Refinery	India	CID002853	Outreach Required
Gold	Modeltech Sdn Bhd	Malaysia	CID002857	Non Conformant
Tin	Modeltech Sdn Bhd	Malaysia	CID002858	Non Conformant
Gold	Bangalore Refinery	India	CID002863	Conformant
Gold	Kyshtym Copper-Electrolytic Plant ZAO	Russian Federation	CID002865	RMI Due Diligence Review - Unable to Proceed
Gold	Degussa Sonne / Mond Goldhandel GmbH	Germany	CID002867	Outreach Required

Gold	Pease & Curren	United States Of America	CID002872	Communication Suspended - Not Interested
Gold	JALAN & Company	India	CID002893	Outreach Required
Gold	SungEel HiMetal Co., Ltd.	Korea, Republic Of	CID002918	Conformant
Gold	Planta Recuperadora de Metales SpA	Chile	CID002919	Conformant
Gold	Safimet S.p.A	Italy	CID002973	Non Conformant
Gold	State Research Institute Center for Physical Sciences and Technology	Lithuania	CID003153	Outreach Required
Gold	African Gold Refinery	Uganda	CID003185	RMI Due Diligence Review - Unable to Proceed
Gold	Gold Coast Refinery	Ghana	CID003186	Outreach Required
Gold	NH Recytech Company	Korea, Republic Of	CID003189	Conformant
Tin	Pongpipat Company Limited	Myanmar	CID003208	Outreach Required
Gold	QG Refining, LLC	United States Of America	CID003324	Outreach Required
Gold	Dijllah Gold Refinery FZC	United Arab Emirates	CID003348	Outreach Required
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	China	CID003356	Non Conformant
Gold	CGR Metalloys Pvt Ltd.	India	CID003382	Outreach Required
Gold	Sovereign Metals	India	CID003383	Outreach Required
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	China	CID003397	Non Conformant
Tungsten	Lianyou Metals Co., Ltd.	Taiwan, Province Of China	CID003407	Conformant
Tungsten	JSC "Kirovgrad Hard Alloys Plant"	Russian Federation	CID003408	RMI Due Diligence Review - Unable to Proceed

Tin	Precious Minerals and Smelting Limited	India	CID003409	Non Conformant
Tin	Gejiu City Fuxiang Industry and Trade Co., Ltd.	China	CID003410	Outreach Required
Tungsten	NPP Tyazhmetprom LLC	Russian Federation	CID003416	RMI Due Diligence Review - Unable to Proceed
Tungsten	Hubei Green Tungsten Co., Ltd.	China	CID003417	Conformant
Gold	C.I Metales Procesados Industriales SAS	Colombia	CID003421	Active
Gold	Eco-System Recycling Co., Ltd. North Plant	Japan	CID003424	Conformant
Gold	Eco-System Recycling Co., Ltd. West Plant	Japan	CID003425	Conformant
Tungsten	Albasteel Industria e Comercio de Ligas Para Fundicao Ltd.	Brazil	CID003427	Non Conformant
Tin	PT Mitra Sukses Globalindo	Indonesia	CID003449	Conformant
Gold	Augmont Enterprises Private Limited	India	CID003461	Active
Gold	Kundan Care Products Ltd.	India	CID003463	In Communication
Tungsten	Cronimet Brasil Ltda	Brazil	CID003468	Conformant
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Brazil	CID003486	Conformant
Gold	Emerald Jewel Industry India Limited (Unit 1)	India	CID003487	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 2)	India	CID003488	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 3)	India	CID003489	In Communication
Gold	Emerald Jewel Industry India Limited (Unit 4)	India	CID003490	In Communication
Gold	K.A. Rasmussen	Norway	CID003497	Outreach Required

Gold	Alexy Metals	United States Of America	CID003500	Conformant
Tin	CRM Synergies	Spain	CID003524	Conformant
Gold	Sancus ZFS (L’Orfebre, SA)	Colombia	CID003529	Conformant
Gold	Sellem Industries Ltd.	Mauritania	CID003540	Communication Suspended - Not Interested
Gold	MD Overseas	India	CID003548	In Communication
Tungsten	Artek LLC	Russian Federation	CID003553	RMI Due Diligence Review - Unable to Proceed
Gold	Metallix Refining Inc.	United States Of America	CID003557	In Communication
Gold	Metal Concentrators SA (Pty) Ltd.	South Africa	CID003575	Conformant
Tin	Fabrica Auricchio Industria e Comercio Ltda.	Brazil	CID003582	Conformant
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	China	CID003583	Conformant
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	China	CID003609	Conformant
Tungsten	OOO “Technolom” 2	Russian Federation	CID003612	RMI Due Diligence Review - Unable to Proceed
Tungsten	OOO “Technolom” 1	Russian Federation	CID003614	RMI Due Diligence Review - Unable to Proceed
Gold	WEEEREFINING	France	CID003615	Active
Tin	PT Premium Tin Indonesia	Indonesia	CID000313	Conformant
Tin	PT Belitung Industri Sejahtera	Indonesia	CID001421	Active
Tin	PT Panca Mega Persada	Indonesia	CID001457	In Communication
Tin	PT Tommy Utama	Indonesia	CID001493	Conformant

Tin	PT Tirus Putra Mandiri	Indonesia	CID002478	In Communication
Tin	CV Ayi Jaya	Indonesia	CID002570	Conformant
Tin	PT Bangka Prima Tin	Indonesia	CID002776	Conformant
Tungsten	LLC Vostok	Russian Federation	CID003643	RMI Due Diligence Review - Unable to Proceed
Tin	PT Putera Sarana Shakti (PT PSS)	Indonesia	CID003868	Conformant
Tin	PT Bangka Tin Industry	Indonesia	CID001419	In Communication
Gold	Shenzhen CuiLu Gold Co., Ltd.	China	CID002750	Outreach Required
Gold	Albino Mountinho Lda.	Portugal	CID002760	Outreach Required
Gold	ABC Refinery Pty Ltd.	Australia	CID002920	Outreach Required
Gold	Gold by Gold Colombia	Colombia	CID003641	Conformant
Tungsten	YUDU ANSHENG TUNGSTEN CO., LTD.	China	CID003662	Outreach Required
Gold	Dongwu Gold Group	China	CID003663	Outreach Required
Tantalum	5D Production OU	Estonia	CID003926	Outreach Required
Tin	PT Rajehan Ariq	Indonesia	CID002593	Conformant
Tin	DS Myanmar	Myanmar	CID003831	Conformant
Tungsten	HANNAE FOR T Co., Ltd.	Korea, Republic Of	CID003978	Outreach Required
Tungsten	Tungsten Vietnam Joint Stock Company	Viet Nam	CID003993	Conformant
Tungsten	DONGKUK INDUSTRIES CO., LTD.	Korea, Republic Of	CID004060	In Communication
Gold	Sam Precious Metals	United Arab Emirates	CID003666	In Communication
Gold	Coimpa Industrial LTDA	Brazil	CID004010	Active
Tungsten	Nam Viet Cromit Joint Stock Company	China	CID004034	In Communication

Tantalum	PowerX Ltd.	Rwanda	CID004054	Conformant
Tin	Mining Minerals Resources SARL	Congo, Democratic Republic Of The	CID004065	Active

Annex 2

Potential countries of origin include:
China
Brazil
Japan
Canada
Chile
Malaysia
India
Peru
Argentina
Australia
Austria
Germany
Korea
Colombia
Mongolia
Guyana
United States
Ethiopia
Ecuador
Indonesia
Portugal
Belgium
Cambodia
Kazakhstan
Myanmar
Hungary
Namibia
Luxembourg
Taiwan
Niger
Russian Federation
Switzerland
Thailand
Democratic Republic of Congo
Mexico
Nigeria
Mozambique
Rwanda
Hong Kong
Ireland
France
Bolivia (Plurinational State of)
Panama
South Africa
Eritrea
Spain
Zimbabwe
Sierra Leone
United Kingdom
Philippines
Burundi
Estonia

Guinea
Andorra
Angola
Egypt
Tanzania
Congo
Singapore
Djibouti
Ghana
Zambia
Sudan
Turkey
Viet Nam
Italy
South Sudan
Uzbekistan
Madagascar
Papua New Guinea
Saudi Arabia
United Arab Emirates
Jersey Islands
Guatemala
Morocco
New Zealand
Uganda
Azerbaijan
Bahamas
Barbados
Belarus
Bermuda
Finland
Honduras
Nicaragua
American Samoa
Aruba
Dominica
Georgia
Lithuania
Samoa
Slovakia
Afghanistan
Albania
Bulgaria
Central African Republic
Czech Republic
Dominican Republic
Guam
Kenya
Liberia
Mauritania
Norway
Senegal
Slovenia
Tajikistan